UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

Amendment #2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USA Therapy, Inc.
(Exact Name of registrant in its charter)

Nevada	8049	35-2298521
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11099 Caramel Crest Court
Las Vegas, Nevada 89135
(702) 523-5344
(Address and telephone number of principal executive offices)

Harold Gewerter, Esq. 5440 W. Sahara, Third Floor
Las Vegas, NV 89146
(702) 382-1714
(Name, address and telephone number of agent for service)

Copies to:
Harold Gewerter, Esq. 5440 W. Sahara, Third Floor
Las Vegas, NV 89146 Telephone (702) 382-1714 Electronic Fax (702) 382-1759

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ]

Indicate by a check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accredited filer or a smaller reporting company.

Large accelerated filer [  ]

Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share (1)	Proposed maximum aggregate offering price	Amount of registration fee (2)
Common Stock	$75,000.00	$0.05	$75,000.00	$2.95

(1)

This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.  In determining the Offering Price, the Company considered such factors as the prospects, if any, of similar companies, the previous experience of management, the Company's anticipated results of operations, the present financial resources of the Company, and the likelihood of acceptance of this Offering.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this document is not complete and may be changed. The Company may not sell the securities offered by this document until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the Company is not soliciting an offer to buy these securities, in any state or other jurisdiction where the offer or sale is not permitted.

Prospectus

USA Therapy, Inc.

1,500,000 Shares of Common Stock

$0.01 per share

USA Therapy, Inc. (“USAT” or the "Company") is offering on a best-efforts basis a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The shares are intended to be sold directly through the efforts of Kathy Kestler and Todd Bauman, our officers and directors.  The intended methods of communication include, without limitation, telephone and personal contacts.  For more information, see the section titled "Plan of Distribution" herein.

The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. - Trust Account fbo USA Therapy, Inc.  All subscription funds will be held in a non-interest or minimum interest bearing Trust Account pending the achievement of the Minimum Offering and no funds shall be released to USA Therapy, Inc. until such a time as the minimum proceeds are raised.  If the minimum offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  The Company shall have the right, in its sole discretion, to extend the initial offering period an additional 180 days. See the section entitled "Plan of Distribution” herein.  Neither the Company nor any subscriber shall receive interest no matter how long subscriber funds might be held.

The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

Prior to this offering, there has been no public market for USA Therapy, Inc.'s common stock.  We are a development stage company which currently has limited operations and has not generated any revenue. Therefore, any investment involves a high degree of risk.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN ON PAGE 6.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company

Per Share	1	$0.05	$0.00	$0.05
Minimum	400,000	$20,000	$0.00	$20,000
Maximum	1,500,000	$75,000	$0.00	$75,000

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated March 25, 2008

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

SUMMARY INFORMATION AND RISK FACTORS

THE COMPANY

Business Overview

USA Therapy, Inc. ("USAT" or the "Company"), incorporated in the State of Nevada on May 3, 2007, is a development stage company with the principal business objective of becoming a provider of short to long-term and temporary, screened and qualified, licensed therapists (including, but not limited to, physical, occupational and speech therapists) for hospitals, nursing homes, board and care facilities and other similar community resources.  USAT is committed to achieving a standard of excellence that sets us far above our competition by providing a healing environment, quality care, a skilled and motivated workforce, close collaboration with health care professionals and ethical practices all to the benefit of the individual customer.

We are a small, start-up company that has not generated any revenues and that lacks a stable customer base.  Since our inception to the present, we have not generated any revenues. We believe that the funds expected to be received from the maximum sale of our common equity will be sufficient to finance our efforts to become operational and carry us through the next twelve (12) months. We believe that the recurring revenues from sales of services will be sufficient to support ongoing operations. Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales of services will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without securing additional capital, it may be unlikely for us to stay in business.

We have filed this registration statement in an effort to become a fully reporting company with the Securities and Exchange Commission in order to enhance our ability to raise additional working capital. There is currently no public market for our common stock. We are currently in discussions with various market makers in order to arrange for an application to be made with respect to our common stock, to be approved for quotation on the Over-The-Counter Bulletin Board upon the effectiveness of this prospectus and closure of the offering.

USA Therapy, Inc. currently has two officers and one director.  These individuals allocate time and personal resources to the Company on a part-time basis.

As of the date of this prospectus, we have 22,000,000 shares of $0.001 par value common stock issued and outstanding.

USA Therapy, Inc.’s operations and corporate offices are located at 11099 Caramel Crest Court, Las Vegas, Nevada 89135, with a telephone number of (702) 523-5344.

USA Therapy, Inc.’s fiscal year end is June 30.

THE OFFERING

USA Therapy, Inc. is offering, on a best efforts, self-underwritten basis, a minimum of 400,000 and a maximum of 1,500,000 shares of its common stock at a price of $0.05 per share.  The proceeds from the sale of the shares in this offering will be payable to "Harold Gewerter, Esq. - Trust Account fbo USA Therapy, Inc." and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised. No interest shall be paid to any investor or to the Company.  All subscription agreements and checks are irrevocable and should be delivered to Harold Gewerter, Esq. fbo USA Therapy, Inc., at the address provided on the Subscription Agreement.  Failure to do so will result in checks being returned to the investor who submitted the check.  USA Therapy, Inc.’s trust agent, Harold Gewerter, Esq., acts as legal counsel for USA Therapy, Inc. and therefore, may not be considered an independent third party.

All subscription funds will be held in trust pending the achievement of the Minimum Offering and no funds shall be released to USA Therapy, Inc. until such a time as the minimum proceeds are raised (see the section titled "Plan of Distribution" herein).  Any additional proceeds received after the minimum offering is achieved will be immediately released to the Company.  The offering may terminate on the earlier of: (i) the date when the sale of all 1,500,000 shares is completed, (ii) anytime after the minimum offering of 400,000 shares of common stock is achieved, or (ii) 180 days from the effective date of this document, or any extension thereto.

If the Minimum Offering is not achieved within 180 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees unless the Company extends the offering period an additional 180 days.  The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within ninety (90) days of the close of the offering.

The offering price of the common stock has been determined arbitrarily and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.

USA Therapy, Inc. will apply the proceeds from the offering to pay for accounting fees, legal and professional fees, office equipment and furniture, office supplies, rent and utilities, salaries, sales and marketing, inventory and general working capital.

USA Therapy, Inc. has not presently secured a transfer agent but will identify one prior to the filing of a 15c2-11 in order to facilitate the processing of stock certificates.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANACAL INFORMATION

The following table sets forth summary financial data derived from our financial statements.  The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

Statements of operations data

Inception May 3, 2007 thru September 30, 2007
Revenue	$-
Expenses:
General and administrative expenses	10,138
Total Expenses	10,138
Net Income (Loss)	$(10,138)

Balance sheets data

September 30, 2007 REVIEWED
ASSETS
Current Assets
Cash	$9,862
Total current assets	9,862

Total assets	$9,862

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$-
Non-Current Liabilities	-

Total Liabilities	$-

Stockholders’ Equity

Common stock	20,000
(Deficit) accumulated during development stage	(10,138)

Total stockholder's equity	9,862

Total liabilities and stockholder's equity	$9,862

Statements of operations data

Inception May 3, 2007 thru March 31, 2008
Revenue	$-
Expenses:
General and administrative expenses	13,388
Total Expenses	13,388
Net Income (Loss)	$(13,388)

Balance sheets data

March 31, 2008
ASSETS
Current Assets
Cash	$6,702
Total current assets	6,702

Total assets	$6,702

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities

Current Liabilities	$90
Non-Current Liabilities	-

Total Liabilities	$90

Stockholders’ Equity

Common stock	20,000
(Deficit) accumulated during development stage	(13,388)

Total stockholder's equity	6,612

Total liabilities and stockholder's equity	$6,612

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

USA Therapy, Inc.’s operations depend solely on the efforts of Kathy Kestler and Todd Bauman, the officers and directors of the Company.  Neither has experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering, develop our business or manage our public reporting requirements.  The Company cannot guarantee that it will be able overcome any such obstacles.

Both Kathy Kestler and Todd Bauman are involved in other employment opportunities and may periodically face a conflict in selecting between USA Therapy, Inc. and other personal and professional interests.  The Company has not formulated a policy for the resolution of such conflicts should they occur.  If the Company loses either Kathy Kestler or Todd Bauman to other pursuits without a sufficient warning, we may, consequently, go out of business.

PURCHASERS IN THIS OFFERING WILL HAVE LIMITED CONTROL OVER DECISION MAKING BECAUSE THE COMPANY’S OFFICERS AND DIRECTORS CONTROL A MAJORITY OF THE ISSUED AND OUTSTANDING COMMON STOCK.

Kathy Kestler and Todd Bauman, our only officers and directors, beneficially own 90.91% of the outstanding common stock at the present time.  As a result of such ownership, investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  Assuming the minimum amount of shares of this offering are sold, they would retain 89.29% ownership in our common stock.  In the event the maximum offering is attained, Kathy Kestler and Todd Bauman will own 85.11% of our outstanding common stock.  This concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director for cause, which could make it more difficult for a third party to gain control of the Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT IF THE COMPANY FAILS TO IMPLEMENT ITS BUSINESS PLAN.

As a development stage company, we expect to face substantial risks, uncertainties, expenses and difficulties.  Since inception, we have no demonstrable operational history of any substance upon which you can evaluate our business and prospects.  Our prospects must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  These risks include, without limitation, competition, the absence of ongoing revenue streams, inexperienced management, lack of sufficient capital, and lack of brand recognition.  We cannot guarantee that it will be successful in accomplishing its objectives.

As of the date of this prospectus, we have had only limited start-up operations and have not generated any revenues.  Taking these facts into account, independent auditors have expressed substantial doubt about our ability to continue as a going concern. See the independent auditors' report to the financial statements which is included in this Registration Statement, of which this prospectus is a part.  In addition, our lack of operating capital could negatively impact the value of our common shares and could result in the loss of your entire investment.

THE COSTS, EXPENSES AND COMPLEXITY OF SEC REPORTING AND COMPLIANCE MAY INHIBIT OUR OPERATIONS.

After the effectiveness of this Registration Statement, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  The costs of complying with these complex requirements may be substantial and require extensive consumption of our time and retention of expensive specialists in this area.  In the event we are unable to establish a base of operations that generates sufficient cash flows or cannot obtain additional equity or debt financing, the costs of maintaining our status as a reporting entity may inhibit our ability to continue our operations.

THE COMPANY MAY NOT BE ABLE TO GENERATE REVENUES.

We expect to earn revenues solely in our chosen business area. In the opinion of our officers and directors, we reasonably believe that the Company will begin to generate significant revenues within approximately twelve months from the date the minimum offering is achieved.   However, failure to generate sufficient and consistent revenues to fully execute and adequately maintain our business plan may result in failure of our business.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

The market for customers is intensely competitive and such competition is expected to continue to increase.  Generally, our actual and potential competitors are individuals or small companies with longer operating histories, greater financial and marketing resources, greater name recognition and an entrenched client base.  Therefore, many of these competitors may be able to devote greater resources to attracting customers and be able to grant preferred pricing.  Competition by existing and future competitors could result in our inability to secure an adequate consumer base sufficient enough to support our endeavors.  We cannot be assured that it will be able to compete successfully against present or future competitors or that the competitive pressure it may face will not force us to cease operations.

WE MAY NOT BE ABLE TO ATTAIN PROFITABILITY WITHOUT ADDITIONAL FUNDING, WHICH MAY BE UNAVAILABLE.

We have limited capital resources.  To date, we have funded our operations with limited initial capital and have not generated funds from operations to be profitable or to maintain consistent operations.  Unless we begin to generate sufficient revenues to finance operations as a going concern on a consistent basis, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to cease operations if additional financing is not available.  In the event our cash resources are insufficient to continue operations, we intend to consider raising additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to terminate business operations.  The possibility of such an outcome presents a risk of a complete loss of your investment in our common stock.

YOU MAY NOT BE ABLE TO SELL YOUR SHARES BECAUSE THERE IS NO PUBLIC MARKET FOR OUR STOCK.

There is no public market for our common stock.  The majority of our issued and outstanding common stock is currently held by Kathy Kestler and Todd Bauman, our officers and directors.  Therefore, the current and potential market for our common stock is limited.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be successful in attaining listing on the OTCBB® or any other market.

If our stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations without a direct relationship to the operating performance.

INVESTORS MAY HAVE DIFFICULTY LIQUIDATING THEIR INVESTMENT BECAUSE OUR STOCK WILL BE SUBJECT TO PENNY STOCK REGULATION.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The rules, in part, require broker/dealers to provide penny stock investors with increased risk disclosure documents and make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, thereby reducing the level of trading activity in any secondary market that may develop for our shares.  Consequently, customers in our securities may find it difficult to sell their securities, if at all.

INVESTORS IN THIS OFFERING WILL BEAR A SUBSTANTIAL RISK OF LOSS DUE TO IMMEDIATE AND SUBSTANTIAL DILUTION.

Our primary shareholders, Kathy Kestler and Todd Bauman, who also serve as our officers and directors acquired a total of 20,000,000 restricted shares of our common stock at a price per share of $0.001.  Upon the sale of the common stock offered hereby, the investors in this offering will experience an immediate and substantial "dilution."  Therefore, the investors in this offering will bear a substantial portion of the risk of loss.  Additional sales of our common stock in the future could result in further dilution.  Please refer to the section titled "Dilution" herein.

ALL OF OUR ISSUED AND OUTSTANDING COMMON SHARES ARE RESTRICTED UNDER RULE 144 OF THE SECURITIES ACT, AS AMENDED.  WHEN THE RESTRICTION ON ANY OR ALL OF THESE SHARES IS LIFTED, AND THE SHARES ARE SOLD IN THE OPEN MARKET, THE PRICE OF OUR COMMON STOCK COULD BE ADVERSELY AFFECTED.

All of the presently outstanding shares of common stock (22,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144 which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY IS SELLING THE SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

The common shares are being offered on our behalf by Kathy Kestler and Todd Bauman, our officers and directors, on a best-efforts basis.  No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering.  Consequently, there is no guarantee that the Company, through its officers and directors, is capable of selling all, or any, of the common shares offered hereby.

THE COMPANY MAY LOSE ITS TOP MANAGEMENT WITHOUT EMPLOYMENT AGREEMENTS.

Our operations depend substantially on the skills, knowledge and experience of Kathy Kestler and Todd Bauman, our officers and directors. The Company has no other full or part-time individuals devoted to the development of our company.  Furthermore, the Company does not maintain key man life insurance.  Without employment contracts, we may lose our officers and directors to other pursuits without a sufficient warning and, consequently, we may be forced to terminate our operations.

Our officers and directors are involved in other opportunities and may face a conflict in selecting between the Company and other interests and opportunities.  We have not formulated a policy for the solution of such conflicts and potential losses.  If we lose either Kathy Kestler or Todd Bauman to other pursuits without a sufficient warning, we may be forced to terminate our operations.

OUR INTERNAL CONTROLS MAY BE INADEQUATE, WHICH COULD CAUSE OUR FINANCIAL REPORTING TO BE UNRELIABLE AND LEAD TO MISINFORMATION BEING DISSEMINATED TO THE PUBLIC.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.  Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.  Investors relying upon this misinformation may make an uninformed investment decision.

IF WE ARE UNABLE TO CONTINUE AS A GOING CONCERN, INVESTORS MAY FACE A COMPLETE LOSS OF THEIR INVESTMENT.

The Company has yet to commence revenue producing operations.  As of the date of this Prospectus, we have had only limited start-up operations and generated no revenues.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm's report to the financial statements included in the registration statement, of which this prospectus is a part.  If our business fails, the investors in this offering may face a complete loss of their investment.

OUR OFFICERS AND DIRECTORS WORK ON A PART-TIME BASIS.  AS A RESULT, WE MAY BE UNABLE TO DEVELOP OUR BUSINESS AND MANAGE OUR PUBLIC REPORTING REQUIREMENTS.

Our operations depend on the efforts of Kathy Kestler and Todd Bauman, our officers and directors.  Neither has any experience related to public company management, nor as a principal accounting officer.  Because of this, we may be unable to offer and sell the shares in this offering and develop and manage our business.  The Company cannot guarantee you that it will overcome any such obstacles.

Both Kathy Kestler and Todd Bauman are involved in other opportunities and may face a conflict in selecting between the Company and other business interests or opportunities.  We have not formulated a policy for the resolution of such conflicts.  If we lose either Kathy Kestler or Todd Bauman to other pursuits without a sufficient warning, the Company may, consequently, be forced to terminate operations and go out of business.

WE MAY BE UNABLE TO GENERATE SUSTAINABLE REVENUE WITHOUT SUBSTANTIAL SALES, MARKETING OR DISTRIBUTION CAPABILITIES.

The Company has not substantially commenced its planned business strategy and does not have any significant sales and marketing capabilities in place yet.  We cannot guarantee that we will be able to develop a sales and marketing plan or to develop effective operational capabilities.  In the event we are unable to successfully implement these objectives, we may be unable to generate sales and consequently may be forced to cease operations.

The Company may also be unable to obtain sufficient quantities of quality clientele on acceptable commercial terms because it does not have any long term agreements or commitments in place.  Our business would be seriously harmed if we were unable to develop and maintain relationships with repeat customers on acceptable terms.

OUR REVENUE AND GROSS MARGIN COULD SUFFER IF WE FAIL TO MANAGE OUR BUSINESS PLAN AND/OR ACCOUNTS.

Our business depends on our ability to acquire a steady base of customers and to be able to anticipate the needs of that customer base on a timely basis.  Given that we are in the development stage, we may be unable to accurately anticipate the development of a customer base or be able to accommodate and service their needs.  If we fail to anticipate customer demand properly or have a delay in the establishment of a substantial, reliable customer base, our business may be seriously, adversely affected to the extent that we may terminate operations.

If the Company does not successfully launch and subsequently expand its proposed internet site, it may not be able to attract customers.  Consequently, our success may depend on our ability to develop, test and publish our proposed website.  This site is intended to play a vital role in our marketing, advertising and operational activities, without which our ability to generate consumer awareness may be limited.  If we fail to publish and subsequently upgrade our web site in a timely manner, we may lose potential customers thus having a potentially severe, adverse effect on our operations. Furthermore, if we fail to expand the computer systems that we will use for communications and to process customer orders and payments, we may not be able to successfully service customers.

IF OUR COMPUTER SYSTEMS AND INTERNET INFRASTRUCTURE FAIL, WE WILL BE UNABLE TO EFFICIENTLY CONDUCT OUR BUSINESS.

The performance of our computer hardware and the internet infrastructure created thereunder is critical to attract web viewers and eventually, new customers.  Any system failure that causes an interruption in service or a decrease in responsiveness of our web site could result in an impairment of traffic on our web site and, if sustained or repeated, could materially harm our reputation and the attractiveness of our brand name.  Our servers may be vulnerable to computer viruses, unauthorized intrusions, physical tampering and similar disruptions, as well as normal, yet equally unpredictable equipment failures. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, resulting adversely on our operations and financial condition.  Any damage or failure that interrupts or delays our operations could have a material adverse effect on our business, result of operations and financial condition.  To the extent that we do not effectively address any capacity constraints, such constraints would have a material adverse effect on its business, result of operations and financial condition.

FAILURE BY THE COMPANY TO ANTICIPATE AND RESPOND TO CHANGES IN CONSUMER PREFERENCES MAY ADVERSELY AFFECT REVENUES.

Any change in the preferences of our potential customers or developments in the industry that the Company fails to anticipate and adapt to could reduce customer base and the demand for our services.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our proposed services and lower profit margins.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of the proposed services that we expect to market, our ability to establish a substantial customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of the industry in which we function.

There may be other risks and circumstances that management may be unable to predict.  When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

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ITEM 4 - USE OF PROCEEDS

Without realizing the minimum offering proceeds, we will not be able to commence planned operations and implement our business plan.  Please refer to the section, herein, titled "Management's Discussion and Plan of Operation" for further information.  In the case that the Offering does not reach the maximum and the total proceeds are less than those indicated in the table, we will have the discretion to apply the available net proceeds to various indicated uses within the dollar limits established in the table above.

The Company intends to use the proceeds from this offering as follows:

	Minimum		50% of Maximum		Maximum
Application Of Proceeds	$	% of total	$	% of total	$	% of total

Total Offering Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Offering Expenses
Legal and professional fees	2,000	10.00	2,000	5.33	2,000	2.66
Accounting fees	2,000	10.00	2,000	5.33	2,000	2.67
Transfer agent fees	2,000	10.00	2,000	5.33	2,000	2.67
Total Offering Expenses	6,000	30.00	6,000	16.00	6,000	8.00

Net Proceeds from Offering	14,000	70.00	31,500	84.00	69,000	92.00

Use of Net Proceeds
Accounting fees	3,000	15.00	3,000	8.00	3,000	3.99
Legal and professional fees	5,000	25.00	5,000	13.33	5,000	6.67
Office equipment and furniture	1,000	5.00	2,000	5.33	2,000	2.67
Office supplies	1,000	5.00	1,000	2.67	1,000	1.34
Part Time Employee	-	-	5,000	13.33	5,000	6.67
Sales and marketing	2,000	10.00	5,500	14.67	10,000	13.32
Working capital (1)	2,000	10.00	10,000	26.67	43,000	57.34

Total Use of Net Proceeds	14,000	70.00	31,500	84.00	69,000	92.00
Total Use of Proceeds	20,000	100.00	37,500	100.00	75,000	100.00

Notes:

(1)  The category of General Working Capital may include, but not be limited to, printing costs, postage, communication services, overnight delivery charges, additional professional fees and other general operating expenses.

ITEM 5 - DETERMINATION OF OFFERING PRICE

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

DILUTION

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering.  "Net book value" is the amount that results from subtracting total liabilities from total assets.  In this offering, the level of dilution is increased as a result of the relatively low book value of our issued and outstanding stock.   Assuming all shares offered herein are sold, giving effect to the receipt of the maximum estimated proceeds of this offering from shareholders net of the offering expenses, our net book value will be $85,000 or $0.005 per share. Therefore, the purchasers of the common stock in this offering will incur an immediate and substantial dilution of approximately $0.045 per share while our present stockholders will receive an increase of $0.003 per share in the net tangible book value of the shares they hold.  This will result in a 54.29% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchasers of the common stock in this offering:

	Minimum	Maximum
	Offering	Offering

Offering Price Per Share	$0.05	$0.05

Book Value Per Share Before the Offering	$0.00045	$0.00045

Book Value Per Share After the Offering	$0.00107	$0.00336

Net Increase to Original Shareholders	$0.00062	$0.00291

Decrease in Investment to New Shareholders	$0.04893	$0.04664

Dilution to New Shareholders (%)	97.87%	93.29%

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ITEM 7 – SELLING SHAREHOLDERS

SELLING SHAREHOLDERS

There are no selling shareholders in this offering

ITEM 8 - PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION

There is no public market for our common stock.  Our common stock is currently held by four shareholders.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor or that we will be successful.  In the absence of listing, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop or that we will be able to get our common stock listed for trading.

If the stock ever becomes tradable, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

This offering will be conducted on a best-efforts basis utilizing the efforts of Kathy Kestler and Todd Bauman, the officers and directors of the Company.  Potential investors include, but are not limited to, family, friends and acquaintances of Kathy Kestler and Todd Bauman.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, they will not use any mass advertising methods such as the internet or print media.

Funds received by the sales agent in connection with sales of our securities will be transmitted immediately into a trust account until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Neither Kathy Kestler nor Todd Bauman will receive commissions for any sales originated on our behalf.  We believe that both Kathy Kestler and Todd Bauman are exempt from registration as a broker under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, as to both Kathy Kestler and Todd Bauman, each:

1.  Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his

Or her participation; and

2.  Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.  Is not an associated person of a broker or dealer; and

4.  Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.  Was not a broker or dealer, or associated persons of a broker or dealer, within the preceding 12 months;

and

c.  Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs within  this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

No officers or directors of the Company may purchase any securities in this offering.

There can be no assurance that all, or any, of the shares will be sold.  As of this date, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named herein.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available. As of this date, we have not identified the specific states where the offering will be sold. We will file a pre-effective amendment indicating which state(s) the securities are to be sold pursuant to this registration statement.

The proceeds from the sale of the shares in this offering will be payable to Harold Gewerter, Esq. Trust Account fbo USA Therapy, Inc. ("Trust Account") and will be deposited in a non-interest or minimum interest bearing bank account until the minimum offering proceeds are raised.  Failure to do so will result in checks being returned to the investor, who submitted the check.  No interest will be paid to any shareholder or the Company.  All subscription agreements and checks are irrevocable.    All subscription funds will be held in the Trust Account pending achievement of the Minimum Offering and no funds shall be released to USA Therapy, Inc. until such a time as the minimum proceeds are raised.  The trust agent will continue to receive funds and perform additional disbursements until either the Maximum Offering is achieved or a period of 180 days from the effective date of this offering expires (or an additional 180 days if so extended by the Company), whichever event first occurs.  Thereafter, this escrow agreement shall terminate.  If the Minimum Offering is not achieved within 180 days of the date of this prospectus (or an additional 180 days if so extended by the Company), all subscription funds will be returned to investors promptly without interest or deduction of fees. The fee of the Trust Agent is $1,500.00.  [See Exhibit 99(a)].

Investors can purchase common stock in this offering by completing a Subscription Agreement [attached hereto as Exhibit 99(b)] and sending it together with payment in full.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.   All subscription agreements and checks are irrevocable.  The Company expressly reserves the right to either accept or reject any subscription.  Any subscription rejected will be returned to the subscriber within 5 business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

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ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

USA Therapy, Inc. is authorized to issue 75,000,000 shares of preferred stock, $0.001 par value.  The company has issued 22,000,000 shares of common stock to date held by four (4) shareholders of record.

The holders of USA Therapy, Inc.’s common stock:

1.  Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.  Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation,

Dissolution, or winding up of corporate affairs;

3.  Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.  Are entitled to one vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the laws of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

PREEMPTIVE RIGHTS

No holder of any shares of USA Therapy, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of USA Therapy, Inc. common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, USA Therapy, Inc. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions.  The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, USA Therapy, Inc. will make available to its shareholders annual financial reports certified by independent accountants, and may, at its discretion, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS AND COUNSEL

INTEREST OF NAMED EXPERTS AND COUNSEL

Harold Gewerter is legal counsel to the Company.. Mr. Brumbaugh has provided an opinion on the validity of the common stock to be issued pursuant to this Registration Statement. Mr. Gewerter has also been retained as special counsel to our Company for purposes of facilitating our efforts in securing registration before the Commission and eventual listing on the OTCBB®.

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ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

BUSINESS SUMMARY

USA Therapy, Inc. incorporated in the State of Nevada on May 3, 2007 under the same name.  Since inception, we have not generated any significant revenues and have incurred a cumulative net loss as reflected in the financial statements.  The Company has never been party to any bankruptcy, receivership or similar proceeding, nor has it undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

USA Therapy, Inc. has yet to commence planned significant operations.  As of the date of this Prospectus, we have had only limited start-up operations and have not generated any significant revenues.  The Company believes that, if it obtains the minimum proceeds from this offering, it will be able to implement the business plan and conduct business pursuant to the business plan for the next 12 months.

USA Therapy, Inc.’s administrative office is located at 11099 Caramel Crest Court, Las Vegas, Nevada 89135.

USA Therapy, Inc.’s fiscal year end is June 30.

PRINCIPAL SERVICES AND MARKET

USA Therapy, Inc. (hereinafter referred to as the “Company” or “USAT”) is a developmental stage Nevada Corporation, possessing the expertise to provide short term, long term, and temporary to permanent placements of qualified, licensed therapists (including physical, occupational, and speech therapists) in hospitals and nursing homes.  We are committed to achieving a standard of excellence that sets us far above our competition.

We recognize that each prospective customer we serve has different needs, requirements and concerns pertinent to their business.  Our primary customer service goal is to tailor specific solutions to suit each particular customer’s needs and concerns.

BUSINESS OF ISSUER

There is such a growing need for qualified, licensed therapists that hospitals, nursing facilities and home-care companies are looking for more dependable companies to provide this service.  As the baby boomer generation gets older this need will continue to grow.  USAT is there to supply this demand.  We intend to provide prompt professional therapists to hospitals and nursing facilities on a regular, semi-regular or temporary basis.  Our services will include full time and supplemental staffing for occupational, physical and speech therapists.  These therapists are Certified Licensed Professionals that are prompt and efficient.  We intend to provide coverage 7 days a week including holidays, vacations, evenings or weekend shifts.  We can also cover for unexpected sick days, all within a competitive pricing plan.

USAT will serve skilled nursing facilities and hospitals by providing and managing physical, occupational and speech therapy services.  Our programs are designed to provide rehabilitative care to both the short-stay patient and long-term care resident in the facility. Therapy services in this setting meet the needs of patients with a wide range of conditions that include neurological, orthopedic and other conditions common to the geriatric patient.

Our experienced therapists will develop individualized therapy programs based on the needs of the specific client. We also intend to offer specialty programs that address areas such as dementia, low vision and restorative nursing.

SERVICE DEVELOPMENT

USAT has researched the growing demand for qualified therapists in the nursing home industry.  The company has found a need to supply dependable and qualified therapists to nursing homes.  USAT will serve skilled nursing facilities and hospitals by providing and managing physical, occupational and speech therapy services. Our programs are designed to provide rehabilitative care to both the short-stay patient and long-term care resident in the facility. Therapy services in this setting meet the needs of patients with a wide range of conditions that include neurological, orthopedic and other conditions common to the geriatric patient.

The type of care may range from long-term to short-term stays.  Long-term stays are appropriate for the elderly person that can no longer safely remain at home and need more assistance with his or her daily living activities than permitted at an assisted living facility.

Our therapists, who will present an impeccable image of professionalism, will be school trained and licensed in accordance with all state and local government entities as required by law.

We recognize that each prospective customer we will serve has different needs, requirements and concerns pertinent to their own specific requirements causing them to seek therapeutic treatment.  Our primary customer service goal is to create an atmosphere conducive to repeat business and tailor specific solutions to suit each particular customer’s needs and concerns.

MARKET GROWTH AND STRATEGY

The revenue generating sales for the company will be handled within the relationships that Kathy Kestler has in the nursing home industry.  She and her associates have over 20 years of combined expertise and contacts in the nursing home and health care industry. Additionally, we believe that several competitors’ services are similar of ours, but range in availability and expertise.  We believe that many competitors do not focus on the nursing home industry where these trends are showing growth.

The demand for qualified therapists is strong and growing. As the baby boomer market ages the need for therapists will continue to grow.  We will look to expand into other states as this occurs.

Intellectual Properties

USA Therapy, Inc. does not foresee the need to protect any intellectual properties.

Marketing Activities

This service industry is abounding with competition but almost all limited to an immediate localized geographic area.  No potential competitor offers the consistency of a regional or national operation as we intend to provide.  Our intent is to not emphasize or compete with our individual competitors similarities, but to emphasize our differences—namely our intent to become a name synonymous with caring, specialized therapy services.  We will seek to develop a comprehensive, multi-layered internet presence followed by an extensive media campaign in our initial area of operations.  As we form a strong local foundation, we intend to expand into other geographical areas by means of direct competition, strategic mergers and beneficial acquisitions.

As part of our marketing strategy, we will offer deep discounts to repeat customers and corporations offering our services to their facilities.

Distribution Methods of the Products and/or Services

We are currently working to identify an experienced internet service provider to develop a comprehensive internet presence.  Additionally, we plan on identifying key-individuals and/or companies that may be instrumental in assisting us in making our services known to potential clients.

As resources become available, direct mailings and local advertising offering discounts will be utilized to increase consumer contacts and augment the individual customer base.

Regulatory Framework for the Industry

The Company is not aware of any regulatory obstacles to our business plan.  That is not to say that we are not generally aware of the multitude of rules, statutes and administrative regulations (primarily locally) that may apply, including, but not limited to local business licenses and regulations.  However, we do not foresee these as prohibiting the implementation of our business plan, but merely as temporary administrative obstacles that will be addressed and overcome as they arise or as best we can forecast their arrival.

Number of Total Employees and Number of Full Time Employees

USA Therapy, Inc. is currently in the development stage.  During this development period, we plan to rely exclusively on the services of our officers and director to establish business operations and perform or supervise the minimal services required at this time.  We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees.  The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

We use a corporate office located at 11099 Caramel Crest Court, North Las Vegas, Nevada 89135.  Office space, utilities and storage are currently being provided free of charge at the present time at this address which is Mr. Bauman’s personal residence.  There are currently no proposed programs for the renovation, improvement or development of the facilities currently in use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

LEGAL PROCEEDINGS

To the best of our knowledge, Kathy Kestler and Todd Bauman, our officers and directors have not been convicted in a criminal proceeding.

To the best of our knowledge, Kathy Kestler and Todd Bauman, our officers and directors have not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

To the best of our knowledge, Kathy Kestler and Todd Bauman, our officers and directors have not been convicted of violating any federal or state securities or commodities law.

There are no known pending legal or administrative proceedings against the Company.

To the best of our knowledge, no officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in USA Therapy, Inc. common stock.  This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares.  However, there can be no assurance that a meaningful trading market will develop.  USA Therapy, Inc. and its management make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1. There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of USA Therapy, Inc.;

2. There are currently 22,000,000 shares of our common stock held by our officers and directors and service providers that are not eligible to be sold pursuant to Rule 144 under the Securities Act;

3. Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

All of the presently outstanding shares of common stock (22,000,000) are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  The SEC has adopted final rules amending Rule 144, which shall become effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at anytime previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files

Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

HOLDERS

As of the date of this prospectus, USA Therapy, Inc. has 22,000,000 shares of $0.001 par value common stock issued and outstanding held by 4 shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on either our preferred or common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSON AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

PLAN OF OPERATION

USA Therapy, Inc. was incorporated on May 3, 2007.  As of the date of this document, we have generated minimal revenues and substantial expenses.  This resulted in a net loss of since inception, which is attributable to general and administrative expenses.

Since incorporation, we have financed our operations primarily through minimal initial capitalization.

To date we have not implemented our fully planned principal operations.  Our ability to commence operations will be entirely dependent upon the proceeds to be raised in this offering.  If we do not raise at least the minimum offering amount, we will be unable to establish a base of operations, without which it will be unable to begin to generate any revenues.  The realization of sales revenues in the next 12 months is important in the execution of the plan of operations.  However, we cannot guarantee that it will generate such growth.  If we do not produce sufficient cash flow to support our operations over the next 12 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure any investor that, if needed, sufficient financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for operations to continue.

USA Therapy, Inc.’s management does not expect to conduct any research and development.

USA Therapy, Inc. currently does not own any significant plant or equipment that it would seek to purchase or sell in the near future.

Our management does not anticipate any significant changes in the number of employees in the next 12 months.  Currently, we believe the services provided by our officers and directors are sufficient at this time.

We have not paid for expenses on behalf of any director.  Additionally, we believe that this practice will not materially change.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed. The independent accountant for the Company is Moore & Associates, Chartered, 2675 South Jones Boulevard, Suite 109, Las Vegas, Nevada 89146.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors are elected by the stockholders to a term of one year and serve until a successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serve until a successor is duly elected and qualified, or until removed from office.  Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)

Kathy Kestler (2) Todd Bauman(2)	38 37	President, Treasurer, and Director Secretary and Director	Inception – Current Inception – Current

Notes:

(1)  Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.  At the present time, our officers were appointed by our directors and will hold office until resignation or removal from office.

(2)  Both Kathy Kestler and Todd Bauman have outside interests and obligations to other than USA Therapy, Inc..  Each intends to spend approximately 10-15 hours per week on our business affairs. At the date of this prospectus, USA Therapy, Inc. is not engaged in any transactions, either directly or indirectly, with any persons or organizations considered promoters.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Kathy Kestler – President, Treasurer and director – Kathy Kestler has been in the healthcare profession for over 15 years. During that time, Kathy managed two rehabilitation departments in the South Florida region for a health care management company for over 4 years, as the Regional Director of Rehabilitation.  Kathy then advanced to the post of Director of Operations for a multi-million dollar therapy management company, which ran 21 rehab facilities in 5 states.  Then Kathy had the opportunity to become an integral part of starting up a nursing home/ rehab center in the South Florida region and for seven years has served as the Regional Director of Marketing for South East Florida.  She creatively markets to local hospitals, senior living communities, to physician groups, durable medical equipment companies, and to well known skilled nursing facilities.  Kathy continues to immerse herself within the community by networking and volunteering with various organizations, which support the elderly, nursing care services, Alzheimer’s disease, the Parkinson’s Foundation, Hurricane Preparedness Programs, and to various outreach organizations.

Todd Bauman – Secretary and Director – Todd Bauman is a native of Las Vegas, Nevada.  Mr. Bauman obtained his Bachelor of Science in Economics and a minor in Finance from the University of Nevada Las Vegas.  In 1994 he graduated and went to work for a local financial planning company.  In 1996 he left and opened his own financial planning company.  In two years it quickly became Southern Nevada’s largest independent financial planning companies with 3 offices and over 20 employees.  In 2000 he sold the company and opened a marketing and consulting firm.  There he consulted with companies on financing and marketing of services and products.

Board Committees

USA Therapy, Inc. has not yet implemented any board committees as of the date of this prospectus except for the audit committee.

Directors

The maximum number of directors USA Therapy, Inc. is authorized to have is seven (7).  However, in no event may the Company have less than one director. Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

[Balance of this Page Intentionally Left Blank]

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Kathy Kestler	2007	-	-	-	-	-	-	-
Officer and Director

Todd Bauman	2007	-	-	-	-	-	-	-
Officer and Director

DIRECTORS' COMPENSATION

Directors are not entitled to receive compensation for services rendered to USA Therapy, Inc., or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since USA Therapy, Inc.’s incorporation on May 3, 2007, we have not paid any compensation to any officer, director or employee.  We do not have employment agreements.  Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.  We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

USA Therapy, Inc. currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers one directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title Of Class	Name, Title and Address of Beneficial Owner of Shares(1)	Amount of Beneficial Ownership(2)	Percent of Class
			Before Offering	After Offering(3)

Common	Kathy Kestler, President, Treasurer and Director	10,000,000	45.45%	42.56%

Common	Todd Bauman, Secretary and Director	10,000,000	45.45%	42.56%

	All Directors and Officers as a group (1 person)	20,000,000	90.90%	85.12%

Footnotes

(1)  The address of each executive officer one director is c/o USA Therapy, Inc., 11099 Caramel Crest Court, North Las Vegas, NV 89081

(2)  As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)  Assumes the sale of the maximum amount of this offering (1,500,000 shares of common stock).  The aggregate amount of shares to be issued and outstanding after the offering is 23,500,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On or about May 3, 2007, Kathy Kestler and Todd Bauman, our officers and directors, paid for expenses involved with the incorporation of USA Therapy, Inc. with personal funds and performed services on behalf of USA Therapy, Inc., in exchange for 10,000,000 shares of common stock each, par value $0.001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

The price of the common stock issued to Kathy Kestler and Todd Bauman was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

REPORTS TO SECURITY HOLDERS

1. After this offering, USAT will furnish shareholders with audited annual financial reports certified by independent accountants, and may, in its discretion, furnish unaudited quarterly financial reports.

2. After this offering, USAT will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status.

3. The public may read and copy any materials USAT files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  USAT SEC filings will also be available on the SEC's Internet site.  The address of that site is:  http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, USA Therapy, Inc. has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by USAT of expenses incurred or paid by a director, officer or controlling person of USAT in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, USAT will, unless in the opinion of USAT legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANACIAL STATEMENTS

a)

Audited Financial Statements for the period ended June 30, 2007

b)

Reviewed Financial Statements for the period ended September 30, 2007

USA Therapy, Inc.

AUDIT REPORT &

FINANCIAL STATEMENTS

June 30, 2007

MOORE & ASSOCIATES, CHARTERED

           ACCOUNTANTS AND ADVISORS

  PCAOB REGISTERED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

USA Therapy, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of USA Therapy, Inc. (A Development Stage Company) as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception May 3, 2007 through June 30, 2007. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USA Therapy, Inc. (A Development Stage Company) as of June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows from inception May 3, 2007 through June 30, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has had no revenues and has generated losses from operations, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

October 23, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702) 253-7499 Fax (702) 253-7501

USA Therapy, Inc.

(a Development Stage Company)

Balance Sheet

June 30,
Assets	2007

Current Assets
Cash and cash equivalents	$5,000
Total current assets	5,000

TOTAL ASSETS	$5,000

Stockholders’ Equity (Deficit)

Stockholders’ Equity (Deficit)
Common stock: $0.001 par value; 75,000,000 shares authorized: 20,000,000 shares issued and outstanding	20,000
Stock subscriptions receivable	(5,000)
Accumulated deficit	(10,000)
Total stockholders’ equity (deficit)	5,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$5,000

The accompanying notes are an integral part of these financial statements

USA Therapy, Inc.

(a Development Stage Company)

Statement of Operations

From Inception
May 3, 2007
Through
June 30, 2007

Revenues, net	$-
Cost of Sales	-
Gross Margin	-

Operating Expenses
General and administrative	10,000
Total Operating Expenses	10,000

Other Income (Expense)
Interest Expense	-

Net Loss	$(10,000)

Basic Loss per Share	$(0.00)
Weighted Average Shares Outstanding	20,000,000

The accompanying notes are an integral part of these financial statements

USA Therapy, Inc.

(a Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

	Common Stock		Stock subscriptions	Accumulated	Total
	Shares	Amount	Receivable	Deficit	Equity
Balance at inception	-	$-	$-	$-	$-

Common stock issued for cash at $0.001 per share	10,000,000	10,000	(5,000)	-	5,000

Common stock issued for services	10,000,000	10,000	-	-	10,000

Net loss for the period ended June 30, 2007	-	-	-	(10,000)	(10,000)

Balance, June 30, 2007	20,000,000	$20,000	$(5,000)	$(10,000)	$5,000

The accompanying notes are an integral part of these financial statements

USA Therapy, Inc.

(a Development Stage Company)

Statement of Cash Flows

From Inception
May 3, 2007
Through
June 30, 2007
Cash Flows from Operating Activities:
Net Loss	$(10,000)
Adjustments to reconcile to cash flows
from operating activities:
Common stock issued for services	10,000
Net Cash Used In Operating Activities	-

Cash Flows from Investing Activities:
Purchase of property and equipment	-
Net Cash Used In Investing Activities	-

Cash Flows from Financing Activities:
Proceeds from sale of common stock	5,000
Net Cash Provided by Financing Activities	5,000

Net Increase (Decrease) in Cash and Cash Equivalents	5,000
Cash and Cash Equivalents at Beginning of Period	-
Cash and Cash Equivalents at End of Period	$5,000

Supplemental Disclosure of Cash Flow Information:
Interest paid	$-
Income taxes paid	$-

Schedule of Non-Cash Financing Activities:
Common stock issued for services	$10,000

The accompanying notes are an integral part of these financial statements

USA Therapy, Inc.

(a Development Stage Company)

Notes to Financial Statements

NOTE 1 - NATURE OF ORGANIZATION

a.  Organization and Business Activities

The Company was incorporated under the laws of the State of Nevada on May 3, 2007 with a principal business objective of investing in and developing all types of businesses related to the therapy industry. The Company has not realized significant revenues to date and therefore classified as a development stage company.

b.  Depreciation

The cost of the property and equipment will be depreciated over the estimated useful life of 5 years.  Depreciation is computed using the straight-line method when the assets are placed in service.

c.  Accounting Method

The Company’s financial statements are prepared using the accrual method of accounting.  The Company has elected a June 30 year-end.

d.  Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

e.  Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

f.  Revenue Recognition

The Company recognizes when products are fully delivered or services have been provided and collection is reasonably assured.

g. Organization Costs

The Company has expensed the costs of its incorporation.

h.  Advertising

The Company follows the policy of charging the costs of advertising to expense as incurred.

i. Concentrations of Risk

The Company’s bank accounts are deposited in insured institutions. The funds are insured up to $100,000. At June 30, 2007, the Company’s bank deposits did not exceed the insured amounts.

USA Therapy, Inc.

(a Development Stage Company)

Notes to Financial Statements

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

j.

Basic Loss Per Share

The Computation of basic loss per share of common stock is based on the weighted average number of shares outstanding during the period.

From inception on May 3, 2007

Through June 30, 2007

Loss (numerator)

$

(10,000

)

            Shares (denominator)

20,000,000

Per share amount

$

(0.00)

k.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will to be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

          Net deferred tax assets consist of the following components as of June 30, 2007:

2007

Deferred tax assets:

NOL Carryover

$

-

Deferred tax liabilities:

-

Valuation allowance

-

Net deferred tax asset

$

-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rates of 34% to pretax income from continuing operations for the period ended June 30, 2007 due to the following:

2007

Book Income

$

(3,400

)

Common stock issued for services

3,400

Valuation allowance

-

$

-

USA Therapy, Inc.

(a Development Stage Company)

Notes to Financial Statements

NOTE 1 -

NATURE OF ORGANIZATION (Continued)

k.   Income Taxes (continued)

At June 30, 2007, the Company had net operating loss carryforwards of approximately $-0- that may be offset against future taxable income through 2027.  No tax benefit has been reported in the June 30, 2007 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 2 -

GOING CONCERN

The Company’s financial statements are prepared using generally accepted accounting principles

applicable to a going concern which contemplates the realization of assets and liquidation of liabilities   in the normal course of business.  The Company has had no revenues and has generated losses from   operations.

In order to continue as a going concern and achieve a profitable level of operations, the Company will

need, among other things, additional capital resources and to develop a consistent source of revenues.    Management’s plans include of investing in and developing all types of businesses related to the therapy   industry.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plan described in the preceding paragraph and eventually attain profitable operations.    The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

USA THERAPY, INC. (A Development Stage Company)
Balance Sheets

ASSETS

	March 31,	June 30,
	2008	2007
	(Unaudited)

CURRENT ASSETS

Cash	$6,702	$5,000

Total Current Assets	6,702	5,000

TOTAL ASSETS	$6,702	$5,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Related party payables	$90	$-

Total Current Liabilities	90	-

STOCKHOLDERS' EQUITY

Common stock, 75,000,000 shares authorized at par value
of $0.001, 20,000,000 shares issued and outstanding	20,000	20,000
Stock subscriptions receivable	-	(5,000)
Accumulated deficit	(13,388)	(10,000)

Total Stockholders' Equity	6,612	5,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$6,702	$5,000

The accompanying notes are an integral part of these financial statements.
2

USA THERAPY, INC.
(A Development Stage Company)
Statements of Operations
(unaudited)

			From Inception	From Inception
	For the Three	For the Nine	on May 3,	on May 3,
	Months Ended	Months Ended	2007 Through	2007 Through
	March 31,	March 31,	June 30,	March 31,
	2008	2008	2007	2008

REVENUES	$-	$-	$-	$-

EXPENSES

General and administrative	29	3,388	10,000	13,388

Total Expenses	29	3,388	10,000	13,388

LOSS FROM OPERATIONS	(29)	(3,388)	(10,000)	(13,388)

OTHER EXPENSES

Interest expense	-	-	-	-

Total Other Expenses	-	-	-	-

INCOME (LOSS) BEFORE TAXES	(29)	(3,388)	(10,000)	(13,388)

Income Taxes	-	-	-	-

NET LOSS	$(29)	$(3,388)	$(10,000)	$(13,388)

BASIC LOSS PER SHARE	(0.00)	(0.00)	(0.00)

WEIGHTED AVERAGE NUMBER OF
SHARES OUTSTANDING	20,000,000	10,000,000	10,000,000

USA THERAPY, INC.
(A Development Stage Company)
Statements of Stockholders' Equity

Deficit

				Accumulated
			Stock	During the	Total
	Common Stock		Subscriptions	Development	Stockholders'
	Shares	Amount	Receivable	Stage	Equity

Balance, inception, March 6, 2007	-	$-	$-	$-	$-

Common stock issued for
cash at $0.001 per share	5,000,000	5,000	-	-	5,000

Stock subscriptions issued for
cash at $0.001 per share	5,000,000	5,000	(5,000)	-	-

Common stock issued for services	10,000,000	10,000	-	-	10,000

Net loss from inception
through June 30, 2007	-	-	-	(10,000)	(10,000)

Balance, June 30, 2007	20,000,000	20,000	(5,000)	(10,000)	5,000

Cash for common stock
subscriptions received	-	-	5,000	-	5,000

Net loss for the nine months
ended March 31, 2008	-	-	-	(3,388)	(3,388)

Balance, March 31, 2008	20,000,000	$20,000	$-	$(13,388)	$6,612

The accompanying notes are an integral part of these financial statements.
4

USA THERAPY, INC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

			From Inception		From Inception
	For the Nine		on May 3,		on May 3,
	Months Ended		2007 Through		2007 Through
	March 31,		June 30,		March 31,
	2008		2007		2008

OPERATING ACTIVITIES

Net loss	$(3,388)		$(10,000)		$(13,388)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	-		10,000		10,000
Changes in operating assets and liabilities:
Changes in related party receivables	90	#	-	#	90

Net Cash Used by
Operating Activities	(3,298)		-		(3,298)

INVESTING ACTIVITIES	-		-		-

FINANCING ACTIVITIES

Proceeds from sale of common stock	-		5,000		10,000
Proceeds from stock subscriptions	5,000		-		-

Net Cash Used by
Financing Activities	5,000		5,000		10,000

NET DECREASE IN CASH	1,702		5,000		6,702

CASH AT BEGINNING OF PERIOD	5,000		-		-

CASH AT END OF PERIOD	$6,702		$5,000		$6,702

SUPPLIMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-		$-		$-

Income Taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.
5

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

The accompanying financial statements have been prepared by the Company without audit.  In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2008, and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  It is suggested that these condensed financial statements be read in conjunction  with the financial statements and notes thereto included in the Company's June 30, 2007 audited financial statements.  The results of operations for the periods ended March 31, 2008 and 2007 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

[Balance of this Page Intentionally Left Blank]

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by USAT in connection with the sale of the common stock being registered. USAT has agreed to pay all costs and expenses in connection with this offering of common stock.  The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$17,000
Accounting Fees	$4,000

Total	$21,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

USA Therapy, Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. USAT indemnifies any director, officer, employee or agent who is successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, but not necessarily be limited to, expenses, including attorney's fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as an officer or director.  We may indemnify such individual against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is a director or officer.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

NEVADA LAW

Pursuant to the provisions of Nevada Revised Statutes 78.751, USAT shall indemnify any director, officer and employee as follows: Every director, officer, or employee of USA Therapy, Inc. shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of USA Therapy, Inc. or is or was serving at the request of USA Therapy, Inc. as a director, officer, employee or agent of USA Therapy, Inc., partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of USA Therapy, Inc.. USA Therapy, Inc. shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of USA Therapy, Inc. as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, USA Therapy, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

During the past three years, USA Therapy, Inc. issued the following unregistered securities in private transactions without registering the securities under the Securities Act:

On May 3, 2007, Kathy Kestler and Todd Bauman, our officers and directors, paid for expenses involved with the incorporation of the Company with personal funds on behalf of the Company and provided services, in exchange for 10,000,000 shares of common stock of the Company, each, par value $0.001 per share.

At the time of the issuance, Kathy Kestler and Todd Bauman were in possession of all available material information about us, as they are the only officers and directors.  On the basis of these facts, USA Therapy, Inc. claims that the issuance of stock to its founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933.  USAT believes that the exemption from registration for these sales under Section 4(2) was available because:

•

Kathy Kestler and Todd Bauman are executive officers of USAT and thus had fair access to all material information about USAT before investing;

•

There was no general advertising or solicitation; and

•

The shares bear a restrictive transfer legend.

All shares issued to Kathy Kestler and Todd Bauman were at a par price per share of $0.001.  The price of the common stock issued to them was arbitrarily determined and bore no relationship to any objective criterion of value.  At the time of issuance, USAT was recently formed or in the process of being formed and possessed no assets.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

INDEX OF EXHIBITS

       Exhibit No.

Name/Identification of Exhibit

3

Articles of Incorporation & Bylaws

a)

Articles of Incorporation filed on May 3, 2007

b)

Bylaws adopted on April 10, 2007

5

Opinion on Legality

a)    Opinion of Randall Brumbaugh, Esq.

15.1

Consent of Independent Auditor (Review September 30, 2007)

23

Consent of Experts

a)

Consent of Randall Brumbaugh, Esq.

b)

Consent of Independent Auditor

99

Additional Exhibits

a)

Escrow Agreement

b)

Subscription Agreement

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.

 To file during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.

 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to the directors, officers, and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by the director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, , unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to the court or appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized in the City of Houston, State of Texas on April, 25, 2008.

USA Therapy, Inc.
(Registrant)

By: /s/ Kathy Kestler
Kathy Kestler
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed b the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kathy Kestler	President and Director Chief Executive Officer	April 25, 2008
Kathy Kestler

/s/ Todd Bauman	Secretary Chief Financial Officer	April 25, 2008
Todd Bauman

/s/ Kathy Kestler	Treasurer Chief Accounting Officer	April 25, 2008
Kathy Kestler